                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Evergreen Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             EVERGREEN RESOURCES, INC.
                            1401 17th Street, Suite 1200
                               Denver, Colorado 80202
                                    303-298-8100
                        ____________________________________

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              To Be Held May 11, 1999

TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Evergreen Resources, Inc., a Colorado corporation (the "Company"), will be held at The Westin in the Tabor Auditorium, 1672 Lawrence Street, Denver, Colorado 80202-0210, on May 11, 1999, at 2:30 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect two directors of the Company.
     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

This Proxy Statement and the accompanying proxy will be mailed to the shareholders of the Company on or about April 15, 1999.

Only holders of record of the Company's common stock at the close of business on April 9, 1999 are entitled to notice of and to vote at the Meeting or at any adjournment thereof.

All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.


                                        J. KEITHER MARTIN
                                        SECRETARY
Denver, Colorado
April 12, 1999

                             EVERGREEN RESOURCES, INC.
                        ____________________________________

                                  PROXY STATEMENT
                        1999 ANNUAL MEETING OF SHAREHOLDERS


                                GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company" or "Evergreen"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at The Westin in the Tabor Auditorium, 1672 Lawrence Street, Denver, Colorado, on May 11, 1999 at 2:30 p.m., Mountain Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy will be mailed to the shareholders of the Company on or about April 15, 1999.

Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Evergreen Resources, Inc., P.O. Box 660, Denver, Colorado 80201-0660. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them.
 Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked "abstain" will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 is being mailed along with these proxy materials to the Company's shareholders and contains financial information constituting a part of these proxy materials. See "Financial Information."

                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value common stock (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 9, 1999, the Company had 11,211,477 shares of Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding Common Stock represented in person or by proxy will constitute a quorum at the Meeting. The two nominees for director receiving the most votes for their election will be elected director, providing a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the identity of beneficial owners known to the Company to own five percent or more of the Company's Common Stock as of April 9, 1999. This information is based upon filings made by such persons with the Securities and Exchange Commission (the "SEC") and upon information provided to the Company.

                               AMOUNT AND NATURE OF         PERCENT OF CLASS
      BENEFICIAL OWNER         BENEFICIAL OWNERSHIP           OUTSTANDING
----------------------------   ---------------------      --------------------
 Advisory Research, Inc.           1,165,065 (1)                   9.66%
 David B. Heller
 Two Prudential Plaza
 180 N. Stetson, Suite 5780
 Chicago, IL  60601

 Gerald R. Forsythe                1,377,716 (2)                  11.42%
 1075 Noel Avenue
 Wheeling, IL  60090

 John Hancock Mutual Life Ins.     2,283,376 (3)                  18.93%
 Co.
 200 Claredon Street
 Boston, MA  02117


(1) David B. Heller is President and the controlling shareholder of Advisory Research, Inc.
(2) Consists of shared voting and dispositive power over 276,866 shares and 14,452 shares issuable under stock purchase warrants currently exercisable held by Energy Investors Fund I ("Fund I") and 900,849 shares and 185,548 shares issuable under stock purchase warrants currently held by Energy Investors Fund II ("Fund II"). Fund I is controlled by its general partner Energy Investors Partners, L.P. ("Partners I"). Fund II is controlled by its general partner Energy Investors Partners II, L.P. ("Partners II"). Partners I and Partners II are each 50%-owned by John Hancock Energy Resources Management, Inc. ("JHERM"), an indirect, wholly-owned subsidiary of John Hancock Mutual Life Insurance Co. ("John Hancock") and by EIF Investors, Inc. ("Investors"). Investors is 100%-owned by EIF Acquisition, L.L.C., which in turn is 99%-owned by Indeck Capital, Inc., which in turn is 80%-owned by Gerald R. Forsythe. North American Funding, L.L.C. owns the other 1% of Investors.
(3) Consists of 905,660 shares held directly and 1,377,716 shares over which voting and dispositive power is held by JHERM as described in note (2) above. JHERM is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which in turn is a wholly-owned subsidiary of John Hancock.

                          SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of April 9, 1999, regarding the Company's Common Stock beneficially owned by each director, nominee for director, each executive officer named in the summary compensation table below (the "Named Executive Officers") and all directors and executive officers as a group.

                               AMOUNT AND NATURE OF         PERCENT OF CLASS
 BENEFICIAL OWNER              BENEFICIAL OWNERSHIP           OUTSTANDING
---------------------          --------------------         -----------------
 Alain G. Blanchard                  60,230 (1)                     *

 Dennis R. Carlton                  137,866 (2)                   1.14%

 Kevin R. Collins                    69,300 (3)                     *

 Larry D. Estridge                   25,310 (4)                     *

 John J. Ryan III                   518,770 (5)                   4.30%

 Mark S. Sexton                     661,694 (6)                   5.48%

 Scott D. Sheffield                  24,620 (7)                     *

 All Directors and Executive      1,497,790 (8)                  12.41%
 Officers
 As a Group (7 Persons)


*    Less than 1%
(1) Includes 22,540 shares of Common Stock issuable pursuant to presently exercisable stock options.
(2) Includes 91,500 shares of Common Stock issuable pursuant to presently exercisable stock options.
(3) Includes 59,000 shares of Common Stock issuable pursuant presently exercisable stock options.
(4) Includes 23,540 shares of Common Stock issuable pursuant to presently exercisable stock options.
(5) Includes 33,080 shares of Common Stock issuable pursuant to presently exercisable stock options.
(6) Includes 128,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 450,000 shares of Common Stock held by CIS Oil and Gas, Inc. over which Mr. Sexton holds voting power by proxy; Mr. Sexton has no power to sell or otherwise dispose of these shares and disclaims any beneficial ownership of the shares.
(7) Includes 23,080 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8) Includes 380,740 shares of Common Stock issuable pursuant to presently exercisable stock options.

                               ELECTION OF DIRECTORS
                               (ITEM 1 ON THE PROXY)

The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year.

The two nominees for director receiving the most votes for their election will be elected director. Abstentions and broker non-votes have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of the nominee named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to consult with management of the Company in voting the shares represented by them or to reduce the number of directors to be elected at the Meeting by the number of persons unable to serve (subject to the requirement of the Company's articles of incorporation that the number of directors in each of the three classes be as equal in number as possible). Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the terms for which election is sought.

The Board of Directors has nominated two persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms.

                    PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

                                                             Director   Term to
 Name                   Age             Position              Since     Expire
 ----                   ---             --------             --------  ---------
 Larry D. Estridge      55              Director               1989      2002
 John J. Ryan III       71              Director               1989      2002


                  CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                               Director   Term
 Name                 Age               Position                Since    Expires
 ----                 ---               --------               --------  -------
 Alain G. Blanchard   57                Director                1989      2000
 Dennis R. Carlton    47        Sr. Vice President and          1995      2001
                                        Director
 Mark S. Sexton       43      President, CEO, Chairman and      1995      2001
                                        Director
 Scott D. Sheffield   46                Director                1996      2000


There is no family relationship between any director, executive officer or person nominated or chosen by Evergreen to become a director or executive officer.

Additional information regarding the nominees for election as directors and the continuing directors of the Company is as follows:

                                      NOMINEES

LARRY D. ESTRIDGE   DIRECTOR

Mr. Estridge was named a director of Evergreen in May 1989. He received an A.B. degree from Furman University in 1966 and a J.D. from Harvard University School of Law in 1969. He resides in Greenville, South Carolina, and is a partner in the law firm Womble Carlyle Sandridge and Rice, PLLC. Mr. Estridge joined Womble Carlyle in January 1999. Prior to January 1999, he was a partner with Wyche, Burgess, Freeman & Parham, P.A. from July 1972 through December 31, 1998. He has represented Evergreen and a number of affiliated companies for over 13 years.

JOHN J. RYAN III    DIRECTOR
                    CHAIRMAN - EVERGREEN RESOURCES (U.K.) LTD.

Mr. Ryan was named a director of Evergreen in May 1989. Since 1982 he has been engaged in international tax and investment activities through Corporate Investment Services, of which he is a principal. Mr. Ryan, a resident of Geneva, Switzerland, is also Chairman of Evergreen Resources (U.K.) Ltd., a wholly owned subsidiary of the Company. Mr. Ryan serves as a director of Vail Resorts, Inc., and Converse, Inc.

                                CONTINUING DIRECTORS

ALAIN BLANCHARD     DIRECTOR

Mr. Blanchard was named director of Evergreen in May 1989. From 1983 until 1988 Mr. Blanchard was an associate and shareholder of the investment firm Laidlaw Adams and Peck. A resident of Cannes, France, he has managed discretionary funds for private and institutional clients for over 20 years and continues to do so. Mr. Blanchard graduated from the University of Paris with a doctorate in economics and a degree in political science.

DENNIS R. CARLTON   SENIOR VICE PRESIDENT - EXPLORATION AND OPERATIONS AND
                    DIRECTOR PRESIDENT - EVERGREEN OPERATING CORPORATION ("EOC")

Mr. Carlton joined Evergreen in 1981 and was named a director in March 1995. Mr. Carlton was named Executive Vice President of EOC, Evergreen's operating subsidiary, in 1989, and was named President of EOC in 1995. He received a B.S. in Geology in 1972 and a Masters of Science Degree in Geology in 1975 from Wichita State University. He resides in Littleton, Colorado. Mr. Carlton was also a director of Evergreen from 1985 to 1989.

MARK S. SEXTON      PRESIDENT, CEO, CHAIRMAN AND DIRECTOR
                    CEO - EOC

Mr. Sexton joined Evergreen in 1989, and initially managed the daily operating activities of EOC, Evergreen's operating subsidiary. Mr. Sexton is a registered professional engineer in Colorado. In 1978 he was awarded a B.S. degree in Mechanical Engineering from Stanford University. He was previously employed in various technical, financial, and management positions with Amoco, Norwest Bank, and Sound Energy Development Company. He resides in Evergreen, Colorado. He has been a director of Evergreen since March 1995.

SCOTT D. SHEFFIELD  DIRECTOR

Mr. Sheffield was named a director of Evergreen in September 1996. Since April 1985, Mr. Sheffield has served as President and Chief Executive Officer of Pioneer Natural Resources Company, an energy company traded on the New York Stock Exchange, and its predecessor company, Parker & Parsley Petroleum Company. From 1979 to April 1985 he was employed by Parker & Parsley in various engineering positions, including serving from 1981-1985 as Vice President of Engineering. Mr. Sheffield obtained a Bachelor of Science Degree in Petroleum Engineering from the University of Texas in 1975. He resides in Dallas, Texas.

                        MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held four meetings during the year ended December 31, 1998. No incumbent director attended fewer than 75% of such meetings.

The Audit Committee is presently composed of Alain Blanchard, Larry D. Estridge, and John J. Ryan, III. This committee recommends to the Board the firm to be employed as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. One meeting was held during the year ended December 31, 1998, and all members were present.

The Compensation Committee is presently composed of Alain Blanchard, Larry D. Estridge and Scott D. Sheffield. The Compensation Committee assists the Board in establishing compensation for key employees. Four meetings was held during the year ended December 31, 1998, at which all members were present.

The Nominating Committee, formed in February 1999, is presently composed of Alain Blanchard, Mark S. Sexton and Scott D. Sheffield. This committee recommends to the Board and shareholders nominees to serve as directors. If made, the committee would consider a shareholder nomination for director; for information on procedures by which nominations may be made, see "Date for Receipt of Shareholder Proposals."

                   BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

The following provides certain information concerning the executive officer of the Company who is not also a director:

KEVIN R. COLLINS    VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND
                    TREASURER

Mr. Collins, age 42, joined Evergreen as Vice President and Treasurer in June 1995. He has over 13 years of public accounting experience. Mr. Collins received a B.S. in Business Administration and Accounting from the University of Arizona in 1980, and, before working with Evergreen, was employed by BDO Seidman, LLP, where he was a senior manager. He resides in Littleton, Colorado.

Each officer of the Company holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

There is no compensatory plan or arrangement with respect to any executive officer of the Company which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

                  EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE


The following information is furnished for the years ended December 31, 1998 and 1997, and for the nine month fiscal period ended December 31, 1996, for the Company's Chief Executive Officer and the two other executive officers of the Company whose salary and bonus exceeded $100,000 during 1998.


                                                                              LONG TERM COMPENSATION
                                                                           --------------------------
                                           ANNUAL COMPENSATION                     AWARDS               ALL OTHER COMPENSATION ($)
                                     -----------------------------------   ---------------------------  --------------------------
                                                                            RESTRICTED      SECURITIES
                            FISCAL                          OTHER ANNUAL      STOCK         UNDERLYING                DEFERRED
NAME AND                    YEAR/    SALARY      BONUS      COMPENSATION      AWARDS          OPTIONS     ESOP       COMPENSATION
PRINCIPAL POSITION          PERIOD   ($)(1)       ($)           ($)           ($)(2)           (#)        (3)            (4)
----------------------------------------------------------------------------------------------------------------------------------
Mark S. Sexton           12/31/98    163,200      --             --                 --          64,000    --           20,000

President and CEO        12/31/97    118,300      --             --             32,900              --    --           20,000

                         12/31/96     60,000      --             --             23,963         110,000   3,534         10,000
----------------------------------------------------------------------------------------------------------------------------------
Dennis R. Carlton        12/31/98    163,200      --             --                 --          64,000    --           20,000

Sr. Vice President       12/31/97    118,905      --             --             32,900              --    --           20,000

                         12/31/96     60,000      --             --             23,963         100,000   3,466         10,000
----------------------------------------------------------------------------------------------------------------------------------
Kevin R. Collins         12/31/98    106,500      --             --                 --          64,000    --             --

Vice President, CFO      12/31/97     86,673      --             --             32,900              --    --             --

and Treasurer            12/31/96     53,333      --             --             12,780          50,000    980            --
----------------------------------------------------------------------------------------------------------------------------------

_____________
(1) The amounts shown in this column include salaries and contributions which have been deferred pursuant to the Company's 401(k) plan. The Company's Named Executive Officers received no annual bonuses for the years included in the table, and for each of the Named Executive Officers, the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus reported above.

(2) The restricted shares indicated were issued pursuant to the Company's Key Employee Equity Plan. None of such shares currently carry any restrictions.

(3) Represents the dollar value of contributions made by the Company for the Named Executive Officers to the Company's employee stock ownership plan for the periods shown.

(4) Represents premiums and contributions made to split dollar life insurance policies of which the Named Executive Officers or their estates are the beneficiaries.

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                    Number of Securities                Value of Unexercised
                                                                    Unexercised Options                 In-the-Money Options
                                                  Valued          at December 31, 1998 (#)           at December 31, 1998 ($)(2)
                             Shares Acquired     Realized       -----------------------------       -----------------------------
 Name                        on Exercise (#)      ($)(1)        Exercisable     Unexercisable       Exercisable     Unexercisable
 ----                        ---------------    ----------      -----------     -------------       -----------     -------------
 Mark S. Sexton                     0               0            115,500            50,000          1,291,000          237,500
 President and CEO

 Dennis R. Carlton                30,000         299,236          79,000            50,000            908,625          237,500
 Senior Vice President

 Kevin R. Collins                   0               0             46,500            50,000            559,250          237,500
 Vice President, CFO and
 Treasurer


_____________

(1) Based on the difference between the closing price of the Common Stock on the date of exercise and the option exercise price.
(2) Based on the difference between the closing price of the Common Stock on December 31, 1998 and the option exercise price.

The following table sets forth information concerning options to purchase Common Stock granted to the Named Executive Officers in the last fiscal year.

                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                          ----------------------------------------------------------------
                                                                                                        Potential Realizable
                                                                                                          Value at Assumed
                           Number of                                                               Annual Rates of Stock Price
                          Securities        Percent of Total                                              Appreciation for
                          Underlying         Options Granted       Exercise                                Option Term (1)
                            Options          to Employees in      Price Per     Expiration         ----------------------------
        Name                Granted            Fiscal 1998          Share          Date               5%                 10%
        ----              ------------      ----------------      ----------    ----------         --------          ----------
 Mark S. Sexton             50,000 (2)                              $13.00        1/2/08           $408,782          $1,035,933
 President and CEO          14,000 (3)             28.6%             $7.00        5/11/03          $238,141            $326,168

 Dennis R. Carlton          50,000 (2)                              $13.00        1/2/08           $408,782          $1,035,933
 Senior Vice President      14,000 (3)             28.6%             $7.00        5/11/03          $238,141            $326,168


 Kevin R. Collins           50,000 (2)                              $13.00        1/2/08           $408,782          $1,035,933
 Vice President, CFO
 and Treasurer              14,000 (3)             28.6%             $7.00        5/11/03          $238,141            $326,168



_____________

(1) The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.
(2) Such option vests and becomes exercisable in four equal installments on January 3 of each of 1999, 2000, 2001 and 2002, provided the optionee remains an employee of the Company.
(3)  Such option vested and became exercisable when granted.

           BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced executives whose financial interest is aligned with that of the shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

Base salaries for each of the Company's executives are determined by taking into consideration performance, length of tenure with the Company and compensation by industry competitors for comparable positions. In order to determine comparable salary levels paid within the industry, the Committee reviews various surveys and publicly filed information of its competitors.

Performance by executives is measured by several criteria which are considered important to the Company's success. These criteria are not specifically weighted in the determination of salary increases and bonuses, since the relative importance of such criteria may change from year to year and the relative responsibilities of each executive in the achievement of the objectives may differ. Examples of criteria considered are: (i) quantity of oil and gas reserves and increases in such reserves; (ii) increases in production and cash flow; (iii) finding costs of oil and gas reserves; (iv) controls exerted over lifting costs and resulting stabilization or reduction of lifting costs; (v) discovery and investigation of prospective new projects; and (vi) overall financial management. Of particular importance in determining 1998 compensation increases were substantial improvements in proved reserves, production and cash flow. Though the Board did not establish specific numeric formulas for converting these increases into salary adjustments, they were important factors in the Board's compensation decisions because the Board believed that the experience, skill, good judgment and management practices of the executives contributed substantially to these increases.

The Company also utilizes restricted stock and/or stock options as incentives for executives. In determining the number of shares and/or share options to be given to each executive, the Board considers the individual performance of each executive, his level of responsibility, his base salary, and the number of restricted shares and options already owned by the executives as a group, relative to the total number of outstanding shares and stock options owned by all shareholders. In addition to the stock options reflected in the table titled Option Grants in Last Fiscal Year, certain options vested in the executives during 1998 pursuant to an incentive stock option program adopted by the Board in September 1996. The executives were entitled to be vested in these options because the Company met and exceeded in fiscal year 1997 all three of the goals established in its initial formulation of the plan: (i) 20% increase in proved developed reserves; (ii) 20% increase in total production, and (iii) 20% increase in cash flow. Under the initial plan, the total number of options vested in the three executives were as follows: Mark
S. Sexton -- 19,250; Dennis R. Carlton -- 17,500; and Kevin R. Collins -- 8,750. Because the actual percentage increases in these three categories of measurement were significantly greater than the target levels, the Board granted to each of those individuals 14,000 additional stock options from a pool of stock options previously approved by the Board for incentive purposes and ratified by shareholders in the 1998 meeting. The Board also granted each of these individuals incentive stock options to purchase 50,000 shares of Common Stock under the Company's Initial Stock Option Plan, which the Company's shareholders approved at the 1998 annual meeting.

During the fiscal year ended December 31, 1998, Mark S. Sexton, President and CEO, received compensation of $163,200 for his services. This includes a salary of $150,000 and deferred compensation pursuant to the Company's 401(k) plan in the amount of $13,200. In setting the salary for Mr. Sexton for 1998, the Board considered all of the criteria referenced above in this Report, along with information indicating that his previous salary was in the mid to low range of CEOs of comparable companies. Because the performance of the Company in the key areas of measurement referenced above, along with its earnings for 1997 as compared to previous years, substantially exceeded the performance of most peer companies, the Board believed that a substantial increase in Mr. Sexton's salary was justified.

SUBMITTED BY THE COMPENSATION COMMITTEE

                         COMPENSATION COMMITTEE INTERLOCKS,
               INSIDER PARTICIPATION AND TRANSACTIONS WITH MANAGEMENT

During the last fiscal year, the Compensation Committee of the Board consisted of Mark S. Sexton, President and CEO of the Company, and Larry D. Estridge, a non-executive director of the Company. Mr. Estridge was a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A. of Greenville, South Carolina through December 31, 1998, which provided legal services to the Company from time to time through December 31, 1998 at customary rates.

                             COMPENSATION OF DIRECTORS

Directors of the Company receive fees of $100 per meeting for their attendance at meetings of the Company's Board of Directors and have currently waived these fees. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and shareholder meetings. Directors who are not officers or are not salaried employees of the Company ("Non-Executive Directors") receive $30,000 per year.

Non-Executive Directors will receive their $30,000 annual retainer fee as a combination of cash, Company Common Stock or Common Stock purchase options. Such options vest fully at the time of grant. Non-Executive Directors also agreed to waive compensation for participation in 1998 on Nominating, Audit and Compensation Committees.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, during the fiscal period ended December 31, 1998, the Company's 10% shareholders, officers and directors complied with all applicable Section 16(a) filing requirements, except that Scott D. Sheffield was late in filing one required report with respect to a sale of shares of Common Stock. This statement is based solely on a review of the copies of such reports furnished to the Company by such reporting persons and their written representations that such reports accurately reflect all reportable transactions.

                                 PERFORMANCE GRAPH

The following performance graph reflects yearly percentage change in (i) the Company's cumulative, five year total stockholder return on Common Stock as compared with the cumulative, five year total return of (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and (iii) a peer group index. The NASDAQ index and the peer group index were supplied by the Center for Research in Security Prices
(CRSP), an independent third-party source. The peer group index is composed of approximately 155 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year.

                  COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS














LEGEND
Symbol    CRSP Total Returns Index for:                            12/1993      12/1994   12/1995   12/1996   12/1997   12/1998
------    -----------------------------                            -------      -------   -------   -------   -------   -------
/ /       EVERGREEN RESOURCES, INC.                                100.0        75.0       71.4     117.9     221.4     253.6
 -        Nasdaq Stock Market (US Companies)                       100.0        97.8      138.3     170.0     208.6     293.2
TRIANGLE  NASDAQ Stocks (SIC 1300-1399 US Companies) Oil and
           Gas Extraction                                          100.0        93.4      115.6     189.1     204.6      94.1



NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 12/31/93.

                                 INDEPENDENT AUDITORS

BDO Seidman, LLP, currently serves the Company as independent auditors. Representatives of BDO Seidman, LLP, will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                                   OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

                               FINANCIAL INFORMATION

The Company's 1998 Annual Report to Shareholders is enclosed. The Company will provide without charge to any shareholder of record as of April 9, 1999 who requests in writing, a copy of the Company's 1998 Annual Report to Shareholders or the 1998 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, filed with the SEC. Any such request should be directed to Evergreen Resources, Inc. P.O. Box 660, Denver, CO 80201-0660, Attention: John Kelso, Manager of Investor Relations.

                     DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder intended to be included in the Company's proxy materials for the Company's 2000 annual meeting must be received at the offices of the Company, P.O. Box 660, Denver, Colorado 80201-0660, no later than December 16, 1999. Pursuant to the Company's bylaws, shareholder proposals (other than director nominations) which are not intended to be included in the proxy materials for the Company's 2000 annual meeting must be submitted to the Company no earlier than February 10, 2000 and no later than March 12, 2000 and must be made in accordance with established procedures. Shareholder nominations for director which are not intended to be included in the proxy materials for the Company's 2000 annual meeting should be received by the Company no earlier than March 1, 2000 and no later than March 31, 2000 and must be made in accordance with established procedures.

                                   J. KEITHER MARTIN
                                   SECRETARY

Denver, Colorado
April 12, 1999

PROXY                                                                  PROXY

                        EVERGREEN RESOURCES, INC.
                   SOLICITED BY THE BOARD OF DIRECTORS
  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 11, 1999

The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at The Westin, 1672 Lawrence Street, Denver, Colorado, at 2:30 p.m., Mountain Daylight Time, on May 11, 1999, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters proposed by Evergreen Resources, Inc.:

                                                            For all nominees listed            Withhold authority
                                                            (except as marked to the           to vote for all
                                                            contrary below)                    nominees
1.   The election of two (2) Directors of the Company.

          Nominees: Larry D. Estridge                            /    /                             /    /

                    John J. Ryan, III


     (Instructions: to withhold authority to vote for any individual nominee, write that nominee's name in the following space):_______________________

2.   To transact such other business as properly may come before the Annual
     Meeting.

APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN TO THE BOARD OF DIRECTORS OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.


                                                       (Continued on other side)

                              The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.


                              Dated:_______________________, 1999


                              _________________________________________________


                              _________________________________________________
                              Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO EVERGREEN RESOURCES, INC., PO BOX 660, DENVER, COLORADO 80201-0660. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.